                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Continental Mortgage and Equity Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                PRELIMINARY STATEMENT FOR THE INFORMATION OF THE
                     SECURITIES AND EXCHANGE COMMISSION ONLY


                      CONTINENTAL MORTGAGE AND EQUITY TRUST
                                  DALLAS, TEXAS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 12, 1999


         The Annual Meeting of Shareholders of Continental Mortgage and Equity Trust will be held on Tuesday, January 12, 1999, at 10:00 a.m. at 10670 North Central Expressway, Suite 600, Dallas, Texas.
The purposes of the Annual Meeting are:

              (1)     to elect Trustees;

              (2) to approve the renewal of our current advisory agreement with Basic Capital Management, Inc.; and

              (3) to transact any other business that may properly come before the meeting.

         You must be a shareholder of record at the close of business on November 30, 1998, to vote at the Annual Meeting.

         Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. You may also attend and vote at the Annual Meeting.

         The Annual Report for the year ended December 31, 1997, has been mailed to all Shareholders under separate cover.

Dated: December 1, 1998.

                                            BY ORDER OF THE BOARD OF TRUSTEES


                                            ------------------------------------
                                            Thomas A. Holland
                                            Secretary

                PRELIMINARY STATEMENT FOR THE INFORMATION OF THE
                     SECURITIES AND EXCHANGE COMMISSION ONLY


                      CONTINENTAL MORTGAGE AND EQUITY TRUST
                                  DALLAS, TEXAS

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 12, 1999



         This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Continental Mortgage and Equity Trust (the "Trust") of proxies to be used at the Annual Meeting of Shareholders for consideration of and voting upon (1) the election of seven Trustees, (2) the renewal of the Trust's current advisory agreement with Basic Capital Management, Inc. ("BCM" or the "Advisor"), and (3) the transaction of such other business as may properly come before the meeting or any adjournments thereof.

         The Annual Meeting will be held at 10:00 a.m., Central time, on Tuesday, January 12, 1999, at 10670 North Central Expressway, Suite 600, Dallas, Texas. The Trust's financial statements for the year ended December 31, 1997 were audited by BDO Seidman. A representative from BDO Seidman is expected to be present at the Annual Meeting to respond to appropriate questions, and such representative will have an opportunity to make a statement if such representative desires to do so. This Proxy Statement and the accompanying proxy are first being mailed to Shareholders on or about December 1, 1998.

SHAREHOLDERS ENTITLED TO VOTE

         Only holders of record of issued and outstanding shares of beneficial interest of the Trust (the "Shares") at the close of business on November 30, 1998 (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on November 1, 1998, there were 4,017,150 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.

VOTING OF PROXIES

         When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the seven nominees as Trustees (Proposal One), Shareholders may choose to vote for all of the nominees, withhold authority for voting for all of the nominees or withhold authority for voting for any individual nominee. As to the renewal of the Trust's current advisory agreement with BCM (Proposal Two), Shareholders may choose to vote for, against or abstain from voting on the proposal in its entirety.

         In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of the seven nominees for election to the Board of Trustees and in favor of Proposal Two. The Board of Trustees does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

EFFECTS OF AND REASONS FOR PROPOSAL TWO

         In considering Proposal Two for the renewal of the Trust's current advisory agreement with BCM, Shareholders should be aware that BCM will be entitled to receive payments of certain fees from the Trust for the services it will perform. In addition, BCM serves as advisor to other entities engaged in real estate investment activities that are similar to those of the Trust and which may compete with the Trust in purchasing, selling, leasing and financing real estate and related investments.

         Section 4.4 of the Trust's Declaration of Trust provides that any contract with the Advisor cannot have an initial term of more than two years and must provide for annual renewal or extension thereafter, subject to approval by the Shareholders of the Trust. BCM has been providing advisory services to the Trust since March 1989. The current advisory agreement was executed effective October 15, 1998.

         The Board of Trustees believes that the terms of the advisory agreement with BCM are at least as favorable to the Trust as those that would be obtained from unaffiliated third parties.

VOTE REQUIRED FOR ELECTION OR APPROVAL

         Pursuant to Section 6.7 of the Declaration of Trust, a majority of the issued and outstanding Shares entitled to vote at a meeting of shareholders represented in person or by proxy, shall constitute a quorum at such meeting.
Section 6.7 also provides that election of any Trustee requires the affirmative vote of a majority of the votes cast at a meeting of Shareholders by holders of Shares entitled to vote thereon. The renewal of the Trust's current advisory agreement with BCM (Proposal Two), also requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

         Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

         As of November 1, 1998, management and affiliates held 2,297,215 Shares representing approximately 57.3% of the Shares outstanding. Such parties intend to vote all of such Shares for the election of the Trustees and 40% of the Shares outstanding for the renewal of the advisory agreement. The remaining 17.3% shall be voted in proportion to the votes cast by all non-affiliated Shareholders.

REVOCATION OF PROXIES

         A proxy is enclosed herewith. Any Shareholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A SHAREHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF SHAREHOLDERS (1998)

         Any proposal intended to be presented by a Shareholder at the 1998 Annual Meeting of Shareholders of the Trust must be received at the principal office of the Trust not later than May 31, 1999, in order to be considered for inclusion in the Trust's proxy statement and form of proxy (as the case may be) for that meeting.

                                  PROPOSAL ONE:
                              ELECTION OF TRUSTEES

NOMINEES

         The following persons have been nominated to serve as Trustees of the Trust: Ted P. Stokely, Richard W. Douglas, Larry E. Harley,
R. Douglas Leonhard, Murray Shaw, Martin L. White and Edward G.
Zampa.

         Each of the nominees is currently a Trustee of the Trust. Each of the nominees has been nominated by the Board of Trustees to serve for an additional term until the next Annual Meeting of Shareholders or until his successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Trustee if elected. When a proxy is properly executed and returned, the Shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Trustees. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Trustees takes action to reduce the number of Trustees, for such other person(s) as he or she may select in place of such nominee(s).

         The nominees are listed below, together with their ages, terms of service, all positions and offices with the Trust or the Trust's advisor, BCM, other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Trustee, means that the Trustee is an officer, director or employee of the Advisor or an officer of the Trust. The designation "Independent", when used below with respect to a Trustee, means the Trustee is neither an officer of the Trust nor a director, officer or employee of the Advisor, although the Trust may have certain business or professional relationships with such Trustee as discussed below under "Certain Business Relationships and Related Transactions".

                          NAME, PRINCIPAL OCCUPATIONS,
                             BUSINESS EXPERIENCE AND
                                  DIRECTORSHIPS



                                                                                                          AGE
                                                                                                          ---



         TED P. STOKELY:                    Trustee (Independent)                                          65
                                            (since April 1990)
                                            and Chairman of the Board
                                            (since January 1995).

         General Manager (since January 1995) of ECF Senior Housing Corporation, a nonprofit corporation; General Manager (since January 1993) of
         Housing Assistance Foundation, Inc., a nonprofit corporation; Part-time unpaid consultant (since January 1993) and paid Consultant (April 1992 to December 1992) of Eldercare Housing Foundation ("Eldercare"), a nonprofit corporation; President (April 1992 to April 1994) of PSA
         Group; Executive Vice President (1987 to 1991) of Key Companies, Inc.;
         Director (since April 1990) and Chairman of the Board (since January
         1995) of Income Opportunity Realty Investors, Inc. ("IORI") and
         Transcontinental Realty Investors, Inc. ("TCI"); and Trustee (from
         April 1990 to August 1994) of National Income Realty Trust ("NIRT").

         RICHARD W. DOUGLAS                 Trustee (Independent)                                          51
                                            (since January 1998).

         President (since 1991) of Dallas Chamber of Commerce; President (1988 to 1991) of North Texas Commission; President (1978 to 1981) of Las
         Colinas Corporation and Southland Investment Properties, both affiliates of Southland Financial Corporation; and Director (since
         January 1998) of IORI and TCI.

         LARRY E. HARLEY                    Trustee (Independent)                                          57
                                            (since January 1998).

         President (1993 to 1997) and Executive Vice President (1992 to 1993) of
         U.S. Operations, Executive Vice President (1989 to 1992) and Senior
         Vice President (1986 to 1989) of Distribution Operations, Director of
         Marketing (1984 to 1986), and Manager of North Central Distribution
         Center (1974 to 1984) of Mary Kay Cosmetics; and Director (since
         January 1998) of IORI and TCI.



         R. DOUGLAS LEONHARD                Trustee (Independent)                                          62
                                            (since January 1998).


         Senior Vice President (1986 to 1997) of LaCantera Development Company, a wholly-owned subsidiary of USAA; Senior Vice President (1980 to 1985) of the Woodlands Development Company; Vice President (1973 to 1980) of
         Friendswood Development Company; Manager in various capacities (1960 to
         1973) of Exxon Corp.; and Director (since January 1998) of IORI and
         TCI.


         MURRAY SHAW                        Trustee (Independent)                                          66
                                            (since February 1998).

         Chairman of the Board of Regents (since 1997) of Stephen F. Austin
         University; Vice President (1967 to 1996) of Tracor, Inc.; and Director
         (since February 1998) of IORI and TCI.

         MARTIN L. WHITE                    Trustee (Independent)                                          59
                                            (since January 1995).

         Chief Executive Officer (since 1995) of Builders Emporium, Inc.;
         Chairman and Chief Executive Officer (since 1993) of North American
         Trading Company, Ltd.; President and Chief Operating Officer (since
         1992) of Community Based Developers, Inc.; Development Officer and Loan
         Manager (1986 to 1992) of the City of San Jose, California; Vice
         President and Director of Programs (1967 to 1986) of Arpact, Inc., a government contractor for small business development and trade; and Director (since January 1995) of IORI and TCI.

         EDWARD G. ZAMPA:                   Trustee (Independent)                                          63
                                            (since January 1995).

         General Partner (since 1976) of Edward G. Zampa and Company; and
         Director (since January 1995) of IORI and TCI.

         The Board of Trustees unanimously recommends a vote FOR the election of each of the nominees named above.

BOARD COMMITTEES

         The Trust's Board of Trustees held eight meetings in 1997. For such year, no incumbent Trustee attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he had been a Trustee and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

         The Board of Trustees has an Audit Committee, the function of which is to review the Trust's operating and accounting procedures. The current members of the Audit Committee, all of whom are Independent Trustees, are Messrs. Stokely, Leonhard and White. The Audit Committee met twice during 1997.

         The Trust's Board of Trustees has a Relationship with Advisor Committee and a Board Development Committee. The current members of the Relationship with Advisor Committee are Messrs. Stokely and Zampa. The Relationship with Advisor Committee reviews and reports to the Trust's Board of Trustees on the services provided to the Trust by the Advisor and its affiliates and terms of any engagement or compensation of the Advisor or its affiliates. The Relationship with Advisor Committee did not meet in 1997.

         The Board Development Committee reviews and reports to the Trust's Board of Trustees on the membership, compensation and functions of the Board of Trustees. The current member of the Board Development Committee is Mr. White. The Board Development Committee did not meet in 1997.

         The Trust's Board of Trustees does not have Nominating or Compensation Committees.

OLIVE LITIGATION

         In February 1990, the Trust, together with IORI, NIRT and TCI, three real estate entities with, at the time, the same officers, directors or trustees and advisor as the Trust, entered into a settlement of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al. relating to the operation and management of each of the entities. On April 23, 1990, the court granted final approval of the terms of the settlement.

         On May 4, 1994, the parties entered into a Modification of Stipulation of Settlement dated April 27, 1994 (the "Modification"), which settled subsequent claims of breaches of the settlement which were asserted by the plaintiffs and modified certain provisions of the April 1990 settlement. The Modification was preliminarily approved by the court on July 1, 1994, and final court approval of the Modification was entered on December 12, 1994. The effective date of the Modification was January 11, 1995.

         The Court retained jurisdiction to enforce the Modification, and during August and September 1996, the Court held evidentiary hearings to assess compliance with the terms of the Modification by various parties. The Court issued no ruling or order with respect to the matters addressed at the hearings.

         Separately, in 1996, legal counsel for the plaintiffs notified the Trust's Board of Trustees that he intended to assert that certain actions taken by the Board of Trustees breached the terms of the Modification. On January 27, 1997, the parties entered into an Amendment to the Modification of Stipulation of Settlement, effective January 9, 1997 (the "Amendment"), which was submitted to the Court for approval on January 29, 1997. The Amendment provides for the settlement of all matters raised at the evidentiary hearings and by plaintiffs' counsel in his notices to the Board of Trustees. On May 2, 1997, a hearing was held for the Court to consider approval of the Amendment. As a result of the hearing, the parties entered into a revised Amendment. The Court issued an order approving the Amendment on July 3, 1997.

         The Amendment provided for the addition of four new unaffiliated members to the Trust's Board of Trustees and set forth new requirements for the approval of any transactions with certain affiliates until April 28, 1999. In addition, the Trust, TCI, IORI and their shareholders released the defendants from any claims relating to the plaintiffs' allegations and matters which were the subject of the evidentiary hearings. The plaintiffs' allegations of any breaches of the Modification shall be settled by mutual agreement of the parties or, lacking such agreement, by an arbitration proceeding.

         Under the Amendment, all shares of the Trust owned by Gene E. Phillips or any of his affiliates shall be voted at all shareholders' meetings held until April 28, 1999, in favor of all new Board members added under the Amendment. The Amendment also requires that, until April 28, 1999, all shares of the Trust owned by Gene E. Phillips or his affiliates in excess of forty percent (40%) of the Trust's outstanding shares shall be voted in proportion to the votes cast by all non-affiliated shareholders of the Trust.

         In accordance with the Amendment, Richard W. Douglas, Larry E. Harley and R. Douglas Leonhard were added to the Trust's Board of Trustees in January 1998 and Murray Shaw was added to the Trust's Board of Trustees in February 1998.

EXECUTIVE OFFICERS

         The following persons currently serve as executive officers of the
Trust: Randall M. Paulson, President; Karl L. Blaha, Executive Vice President - Commercial Asset Management; Bruce A. Endendyk, Executive Vice President; Steven
K. Johnson, Executive Vice President - Residential Asset Management; and Thomas
A. Holland, Executive Vice President and Chief Financial Officer. Their positions with the Trust are not subject to a vote of shareholders. The age, terms of service, all positions and offices with the Trust or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of each executive officer are set forth below.



                                                                                                           AGE
                                                                                                           ---
         RANDALL M. PAULSON:                President (since August 1995)                                  52
                                            and Executive Vice President
                                            (January 1995 to August 1995).

         President (since August 1995) and Executive Vice President (January
         1995 to August 1995) of IORI, TCI and Syntek Asset Management, Inc.
         ("SAMI") and (October 1994 to August 1995) of BCM; Director (August
         1995 to November 1998)) of SAMI; Executive Vice President (since
         January 1995) of American Realty Trust, Inc. ("ART"); Vice President
         (1993 to 1994) of GSSW, LP, a joint venture of Great Southern Life and Southwestern Life; Vice President (1990 to 1993) of Property Company of
         America Realty, Inc.; and President (1990) of Paulson Realty Group.

         KARL L. BLAHA                      Executive Vice President -                                     51
                                            Commercial Asset Management
                                            (since July 1997).

         Executive Vice President - Commercial Asset Management (since July
         1997) and Executive Vice President and Director of Commercial
         Management (April 1992 to August 1995) of BCM, IORI, TCI, and SAMI;
         Director (since June 1996), President (since October 1993) and
         Executive Vice


         President and Director of Commercial Management (April 1992 to October
         1993) of ART; Executive Vice President (October 1992 to July 1997) of
         Carmel Realty, Inc. ("Carmel Realty"), a company owned by First Equity
         Properties, Inc. ("First Equity"), which is 50% owned by BCM; Director
         (since November 1998) of SAMI; President and Director (since 1996) of
         First Equity; Executive Vice President and Director of Commercial
         Management (April 1992 to February 1994) of NIRT and Vinland Property
         Trust ("VPT"); Partner - Director of National Real Estate Operations
         (August 1988 to March 1992) of First Winthrop Corporation; and
         Corporate Vice President (April 1984 to August 1988) of Southmark
         Corporation ("Southmark").

         BRUCE A. ENDENDYK:                 Executive Vice President                                       50
                                            (since January 1995).

         President (since January 1995) of Carmel Realty; Executive Vice
         President (since January 1995) of BCM, SAMI, ART, IORI and TCI;
         Management Consultant (November 1990 to December 1994); Executive Vice
         President (January 1989 to November 1990) of Southmark; and President and Chief Executive Officer (March 1988 to January 1989) of Southmark
         Equities Corporation.


         STEVEN K. JOHNSON                  Executive Vice President -                                     41
                                            Residential Asset Management
                                            (since August 1998)

         Executive Vice President - Residential Asset Management (since August
         1998) and Vice President (August 1990 to August 1991) of BCM, SAMI,
         ART, IORI and TCI; Chief Operating Officer (January 1993 to August
         1998) of Garden Capital, Inc.; Executive Vice President (December 1994) to August 1998) of Garden Capital Management, Inc.; Vice President
         (August 1991 to January 1993) of SHL Properties Realty Advisors, Inc.
         and SHL Acquisition Corporation II and III; and Vice President (August
         1990 to August 1991) of NIRT and VPT.

         THOMAS A. HOLLAND:                 Executive Vice President and                                   56
                                            Chief Financial Officer
                                            (since August 1995); Secretary
                                            (since February 1997)
                                            and Senior Vice President
                                            and Chief Accounting Officer
                                            (July 1990 to August 1995).

         Executive Vice President and Chief Financial Officer (since August
         1995) and Senior Vice President and Chief Accounting Officer (July 1990 to August 1995) of SAMI, BCM, ART, IORI and TCI; Secretary (since February 1997) of IORI and TCI; and Senior Vice President and Chief Accounting Officer (July 1990 to February 1994) of NIRT and VPT.

OFFICERS

         Although not executive officers of the Trust, the following persons currently serve as officers of the Trust: Robert A. Waldman, Senior Vice President and General Counsel; and Drew D. Potera, Vice President and Treasurer. Their positions with the Trust are not subject to a vote of shareholders. Their ages, terms of service, all positions and offices with the Trust or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.


                                                                                                          AGE
                                                                                                          ---
         ROBERT A. WALDMAN:                 Senior Vice President and                                      46
                                            General Counsel (since January
                                            1995), Vice President (December 1990
                                            to January 1995) and Secretary
                                            (December 1993 to February 1997).


Senior Vice President and General Counsel (since January 1995), Vice President (December 1990 to January 1995) and Secretary (December 1993 to February 1997) of IORI and TCI; Vice President (December 1990 to February 1994) and Secretary (December 1993 to February 1994) of NIRT and VPT; Senior Vice President and General Counsel (since January 1995), Vice President (January 1993 to January
1995) and Secretary (since December 1989) of ART; Senior Vice President and General Counsel (since November 1994), Vice President and Corporate Counsel (November 1989 to November 1994) and Secretary (since November 1989) of BCM; and Senior Vice President and General Counsel (since

January 1995), Vice President (April 1990 to January 1995) and Secretary (since December 1990) of SAMI.


         DREW D. POTERA:                    Vice President (since December                                 39
                                            1996) and Treasurer (since
                                            December 1990).


         Vice President (since December 1996) and Treasurer (since December
         1990) of IORI and TCI; Treasurer (December 1990 to February 1994) of NIRT and VPT; Vice President (since December 1996), Treasurer (since August 1991), and Assistant Treasurer (December 1990 to August 1991) of ART; Vice President and Treasurer (since February 1992) of SAMI; Vice President, Treasurer and Securities Manager (since July 1990) of BCM; and Financial Consultant with Merrill Lynch, Pierce, Fenner & Smith Incorporated (June 1985 to June 1990).

         In addition to the foregoing officers, the Trust has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the Trust's Trustees, executive officers, and any persons holding more than 10 percent of the Trust's shares of beneficial interest are required to report their ownership of the Trust's shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Trust is required to report any failure to file by these dates during 1997. All of these filing requirements were satisfied by its Trustees and executive officers and 10 percent holders. In making these statements, the Trust has relied on the written representations of its incumbent Trustees and executive officers and its 10 percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

         Although the Board of Trustees is directly responsible for managing the affairs of the Trust and for setting the policies which guide it, the day-to-day operations of the Trust are performed by a contractual advisor under the supervision of the Board of Trustees. The stated duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities for the Trust. The advisor also serves as a consultant to the Trust's Board of Trustees in connection with the business plan and investment policy decisions.

         BCM has served as the Trust's Advisor since March 1989. BCM is a corporation of which Messrs. Paulson, Blaha, Endendyk, Johnson and Holland serve as executive officers. BCM is owned by a trust for the benefit of the children of Gene E. Phillips. Prior to December 22, 1989, Mr. Phillips served as a director of BCM, and until September 1, 1992, Mr. Phillips served as Chief Executive Officer of BCM. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Trust.

         At the Trust's annual meeting of shareholders held on May 8, 1997, the Trust's shareholders approved the renewal of the Trust's advisory agreement with BCM through the next annual meeting of the Trust's shareholders. Subsequent renewals of the Advisory Agreement with BCM require the approval of the Trust's shareholders.

         See "The Advisory Agreement" below for a detailed discussion of the advisory fees payable to BCM by the Trust.

PROPERTY MANAGEMENT

         Since February 1, 1990, affiliates of BCM have provided property management services to the Trust. Currently Carmel Realty Services,
Ltd. ("Carmel, Ltd.") provides such property management services for a fee of 5% or less of the monthly gross rents collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Trust at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity Properties, Inc. ("First Equity"), which is 50% owned by BCM, (ii) Gene E. Phillips and, (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of 18 of the Trust's commercial properties to Carmel Realty, which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

REAL ESTATE BROKERAGE

         Since December 1, 1992, Carmel Realty has been engaged, on a non-exclusive basis, to provide brokerage services for the Trust. Carmel

Realty is entitled to receive a commission for property acquisitions and sales by the Trust in accordance with the following sliding scale of total fees to be paid by the Trust: (i) maximum fee of 5% on the first $2.0 million of any purchase or sale transaction of which no more than 4% would be paid to Carmel Realty or affiliates; (ii) maximum fee of 4% on transaction amounts between $2.0 million to $5.0 million of which no more than 3% would be paid to Carmel Realty or affiliates; (iii) maximum fee of 3% on transaction amounts between $5.0 million to $10.0 million of which no more than 2% would be paid to Carmel Realty or affiliates; and (iv) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1-1/2% would be paid to Carmel Realty or affiliates.

EXECUTIVE COMPENSATION

         The Trust has no employees, payroll or benefit plans and pays no compensation to the executive officers of the Trust. The executive officers of the Trust who are also officers or employees of BCM, the Trust's Advisor, are compensated by the Advisor. Such executive officers of the Trust perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

         The only remuneration paid by the Trust is to the Trustees who are not officers or directors of BCM or its affiliated companies. The Independent Trustees (i) review the business plan of the Trust to determine that it is in the best interest of the Trust's shareholders, (ii) review the Trust's contract with the advisor, (iii) supervise the performance of the Trust's advisor and review the reasonableness of the compensation which the Trust pays to its advisor in terms of the nature and quality of services performed, (iv) review the reasonableness of the total fees and expenses of the Trust and (v) select, when necessary, a qualified independent real estate appraiser to appraise properties acquired by the Trust.

         Each Independent Trustee receives compensation in the amount of $15,000 per year, plus reimbursement for expenses, and the Chairman of the Board receives $1,500 per year for serving in such position. In addition, each Independent Trustee receives an additional fee of $1,000 per day for any special services rendered by him to the Trust outside of his ordinary duties as Trustee, plus reimbursement of expenses.

         During 1997, $87,000 was paid to the Independent Trustees in total Trustees' fees for all services, including the annual fee for service, during the period January 1, 1997, through December 31, 1997, and 1997 special service fees as follows: Ted P. Stokely, $16,500; Edward L. Tixier, $15,000; Martin L. White, $15,000; and Edward G. Zampa, $40,500.

Performance Graph

The following performance graph compares the cumulative total shareholder return on the Trust's shares of beneficial interest with the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts, Inc. Hybrid REIT Total Return Index ("REIT Index"). The comparison assumes that $100 was invested on December 31, 1992 in the Trust's shares of beneficial interest and in each of the indices and further assumes the reinvestment of all distributions. Past performance is not necessarily an indicator of future performance.

                                   [GRAPH]



                          1992              1993              1994              1995             1996            1997
                         ------           -------           -------           -------          -------          -------

THE TRUST                100.00            216.92            263.56            265.32          344.10            483.89
S&P 500 INDEX            100.00            109.99            111.43            153.13          188.29            251.13
REIT INDEX               100.00            121.18            126.03            155.01          200.51            222.07


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Trust's shares of beneficial interest, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Trust to be beneficial owners of more than 5% of its shares of beneficial interest as of the close of business on November 1, 1998.



                                                     Amount and Nature
    Name and Address of                                of Beneficial               Percent of
    Beneficial Owner                                    Ownership                   Class(1)
---------------------------------               -----------------------         -----------------
American Realty Trust, Inc.                             1,641,995               40.9%
10670 N. Central Expressway
Suite 300
Dallas, Texas 75231

Basic Capital Management, Inc.                            605,922               15.1%
10670 N. Central Expressway
Suite 300
Dallas, Texas 75231

--------------------------------

(1) Percentage is based upon 4,017,150 shares of beneficial interest outstanding at November 1, 1998.

Security Ownership of Management. The following table sets forth the ownership of the Trust's shares of beneficial interest, both beneficially and of record, both individually and in the aggregate for the Trustees and executive officers of the Trust as of the close of business on November 1, 1998.



                                                   Amount and Nature
                                                     of Beneficial               Percent of
Name of Beneficial Owner                              Ownership                   Class(1)
---------------------------------                 -----------------             ------------
All Trustees and Executive                            2,247,917(2)                  56.0%
Officers as a group
(12 individuals)


---------------------------

(1) Percentages are based upon 4,017,150 shares of beneficial interest issued and outstanding at November 1, 1998.

(2) Includes 1,641,995 shares owned by ART and 605,922 shares owned by BCM of which the executive officers of the Trust may be deemed to be beneficial owners by virtue of their positions as executive officers or directors of ART and BCM. The Trust's executive officers disclaim beneficial ownership of such shares.

   In December, 1989, the Trust's Board of Trustees authorized the Trust to repurchase a total of 1,465,000 of its shares of beneficial interest. The Trust completed the authorized repurchases during the first quarter of 1998. The Trust repurchased such shares at a total cost to the Trust of $7.8 million. In April 1998, the Board of Trustees authorized the Trust to repurchase an additional 200,000 of its shares of beneficial interest. No shares have been repurchased under this authorization.

CERTAIN BUSINESS RELATIONSHIPS

   In February 1989, the Trust's Board of Trustees voted to retain BCM as the Trust's advisor. BCM is a corporation of which Messrs. Paulson, Blaha, Endendyk, Johnson and Holland serve as executive officers. Mr. Phillips served as a director of BCM until December 22, 1989, and as Chief Executive Officer of BCM until September 1, 1992. BCM is owned by a trust for the benefit of the children of Mr. Phillips. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Trust.

   Since February 1, 1990, affiliates of BCM have provided property management services to the Trust. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity, (ii) Mr. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of 18 of the Trust's commercial properties to Carmel Realty, which is a company owned by First Equity.

   Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Trust and received brokerage commissions in accordance with the advisory agreement. Since December 1, 1992, the Trust has engaged, on a non-exclusive basis, Carmel Realty to perform brokerage services to the Trust. Carmel Realty is a company owned by First Equity.

   The Trustees and officers of the Trust also serve as trustees or directors and officers of IORI and TCI. The Trustees owe fiduciary duties to such entities as well as to the Trust under applicable law. IORI and TCI have the same relationship with BCM as the Trust. Mr. Phillips is a general partner of SAMLP, the general partner of NRLP and NOLP. BCM performs certain administrative functions for NRLP and NOLP on a cost-reimbursement basis. BCM also serves as advisor to ART. Mr. Phillips served as Chairman of the Board and as a director of ART until November 16, 1992. Messrs. Paulson, Blaha, Endendyk, Johnson and Holland serve as executive officers of ART.

   From April 1992 to December 31, 1992, Mr. Stokely was employed as a paid Consultant and since January 1, 1993, as a part-time unpaid Consultant for Eldercare, a nonprofit corporation engaged in the acquisition of low income and elderly housing. Eldercare has a revolving loan commitment from Syntek West, Inc., of which Mr. Phillips is the sole shareholder. Eldercare filed for bankruptcy protection in May 1995, and was reorganized in bankruptcy in February 1996, and has since paid all debts as directed by the Court.

RELATED PARTY TRANSACTIONS

   Historically the Trust has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. The Trust's management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Trust as could have been obtained from unrelated third parties.

   The Trust is engaged with NIRT in the Sacramento Nine partnership and, until October 1997, was engaged with NIRT in the Indcon, L.P.
partnership.

   In September 1990, the Trust's Board of Trustees authorized the purchase of up to $2.0 million of the common shares of ART through negotiated or open market transactions. The Trust's advisor also serves as advisor to ART and at November ____, 1998, ART owned approximately 40.9% of the Trust's outstanding shares of beneficial interest. At December 31, 1997, the Trust owned 818,088 shares of ART common stock which the Trust had purchased in open market transactions in 1990 and 1991 at a total cost to the Trust of $1.6 million. At December 31, 1997, the market value of the ART shares was $11.8 million.

   In December 1990, the Trust's Board of Trustees authorized the purchase of up to $1.0 million of the shares of TCI common stock through negotiated or open market transactions. The Trustees of the Trust serve as directors of TCI. The officers of the Trust also serve as officers of TCI. BCM, the Trust's advisor, also serves as advisor to TCI. At December 31, 1997, the Trust owned 79,500 shares of TCI common stock at a total cost of $235,000, all of which the Trust had purchased in open market transactions in 1990 and 1991. At December 31, 1997, the market value of the TCI common stock was $1.3 million.

   In 1997 the Trust paid BCM and its affiliates $2.5 million in advisory net income and incentive sales fees, $3.3 million in real estate brokerage commissions, $383,000 in mortgage brokerage and equity refinancing fees and $1.8 million in property and construction management fees and leasing commissions (net of property management fees paid to subcontractors, other than Carmel Realty). In addition, as provided in the Advisory Agreement, BCM received cost reimbursements from the Trust of $1.1 million in 1997.

Restrictions on Related Party Transactions. The Trust's Declaration of Trust provides that:

         "The Trustees shall not . . . purchase, sell or lease any Real Properties or Mortgages to or from . . . the Advisor or any of [its] Affiliates," and that "[t]he Trustees shall not . . . make any loan to . . . the Advisor or any of [its] Affiliates."

   The Declaration of Trust further provides that:

         "The Trust shall not purchase or lease, directly or indirectly, any Real Property or purchase any Mortgage from the Advisor or any affiliated Person, or any partnership in which any of the foregoing may also be a general partner, and the Trust will not sell or lease, directly or indirectly, any of its Real Property or sell any Mortgage to any of the foregoing Persons." The Declaration of Trust further provides that "the Trust shall not directly or indirectly, engage in any transaction with any Trustee, officer or employee of the Trust or any director, officer or employee of the Advisor . . . or of any company or other organization of which any of the foregoing is an Affiliate, except for . . . [among other things] transactions with . . . the Advisor or Affiliates thereof involving loans, real estate brokerage services, real property management services, the servicing of Mortgages, the leasing of real or personal property, or other services, provided such transactions are on terms not less favorable to the Trust than the terms on which nonaffiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis."

   The Declaration of Trust defines "Affiliate" as follows:

         "As to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares, or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding independent trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person."

   Pursuant to the terms of the Modification of Stipulation of Settlement in the Olive litigation, which became effective on January 11, 1995, certain related party transactions which the Trust may enter into prior to April 28, 1999, require the unanimous approval of the Board of Trustees. In addition, such related party transactions are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Board of Trustees that the transaction is in the best interests of the Trust and that no other opportunity exists that is as good as the opportunity presented by such transaction.

   The Modification requirements for related party transactions do not apply to direct contractual agreements for services between the Trust and the Advisor or one of its affiliates (including the Advisory Agreement, the Brokerage Agreement and the property management contracts). These agreements, pursuant to the specific terms of the Modification, require the prior approval by two-thirds of the Trustees of the Trust, and if required, approval by a majority of the Trust's shareholders. The Modification requirements for related party transactions also do not apply to joint ventures between or among the Trust and IORI, NIRT or TCI or any of their affiliates or subsidiaries and a third party having no prior or intended future business or financial relationship with Gene E. Phillips, William S. Friedman the Advisor, or any affiliate of such parties. Such joint ventures may be entered into on the affirmative vote of a majority of the Trustees of the Trust.

   An amendment to the Modification (the "Amendment") was approved by the Court on July 3, 1997. The Amendment requires that additional requirements be met for certain transactions with affiliates ("Affiliated Transaction"). Independent counsel to the Board must review, advise and report to the Trust's Board of Trustees on any Affiliated Transaction prior to its consideration and approval by the Trust's Board of Trustees and the Trust's Board of Trustees must unanimously approve the transaction after receiving independent counsel's advice and report. In addition, a notice must be given to the plaintiffs' counsel at least 10 days prior to the closing of the transaction and during such 10-day period plaintiffs' counsel is entitled to seek a court order prohibiting consummation of the transaction. Neither BCM nor any of its affiliates may receive any fees or commissions in connection with an Affiliated Transaction.

                                  PROPOSAL TWO:
                      THE RENEWAL OF THE ADVISORY AGREEMENT

     The Board of Trustees recommends that Shareholders approve the renewal through the next Annual Meeting of Shareholders of the current advisory agreement described below between the Trust and BCM. A copy of the Advisory Agreement appears as Appendix A to this Proxy Statement and is described below under "The Advisory Agreement". The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the renewal of the Advisory Agreement.

     If Shareholders approve Proposal Two, the Advisory Agreement will have a term extending through the next Annual Meeting, and any renewal of the Advisory Agreement thereafter will be subject to Shareholder approval in accordance with the provisions of the Declaration of Trust.

THE ADVISORY AGREEMENT

   BCM has served as advisor to the Trust since March 28, 1989. The current Advisory Agreement was entered into effective October 15, 1998.

   Under the Advisory Agreement, the Advisor is required to formulate and submit annually for approval by the Trust's Board of Trustees a budget and business plan for the Trust containing a 12- month forecast of operations and cash flow, a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity and other investments, and the Advisor is required to report quarterly to the Trust's Board of Trustees on the Trust's performance against the business plan. In addition, all transactions or investments by the Trust shall require prior approval by the Trust's Board of Trustees unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to the Advisor by the Trust's Board of Trustees.

   The Advisory Agreement also requires prior approval of the Trust's Board of Trustees for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that the Advisor shall be deemed to be in a fiduciary relationship to the Trust's shareholders; contains a broad standard governing the Advisor's liability for losses by the Trust and contains guidelines for the Advisor's allocation of investment opportunities as among itself, the Trust and other entities it advises.

   The Advisory Agreement provides for BCM to be responsible for the day-to-day operations of the Trust and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value of the Trust (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of the Trust's net income.

   The Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Trust during such fiscal year exceeds the sum of: (i) the cost of each such property as originally recorded in the Trust's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Trust and (iii) all closing costs, (including real estate commissions) incurred in the sale of such property; provided, however, no incentive fee shall be paid unless (i) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the Trust's net investment including capital improvements, calculated over the Trust's holding period before depreciation and inclusive of operating income and sales consideration and (ii) the aggregate net operating income from all real estate owned by the Trust for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

   Additionally, pursuant to the Advisory Agreement, BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long-term lease of real estate for the Trust equal to the lesser of
(i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property; provided that the purchase price of each property (including acquisition commissions and all real estate brokerage fees) may not exceed such property's appraised value at acquisition.

   The Advisory Agreement requires BCM or any affiliate of BCM to pay to the Trust one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Trust, provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (i) 2% of the amount of the loan committed by the Trust or
(ii) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

   The Advisory Agreement also provides that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by the Trust equal to the lesser of (i) 1% of the amount of the loan purchased or (ii) a loan brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Trust of any mortgage loan.

   Under the Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to the Trust or refinancing on Trust properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced or (ii) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Trust's Board of Trustees. No fee shall be paid on loan extensions.

   Under the Advisory Agreement, BCM is to receive reimbursement of certain expenses incurred by it in the performance of advisory services to the Trust.

   Under the Advisory Agreement (as required by the Trust's Declaration of Trust), all or a portion of the annual advisory fee must be refunded by the Advisor to the Trust if the Operating Expenses of the Trust (as defined in the Trust's Declaration of Trust) exceed certain limits specified in the Declaration of Trust based on the book value, net asset value and net income of the Trust during such fiscal year. The effect of this limitation was to require that BCM refund $606,000 of the 1997 annual advisory fee.

   Additionally, if the Trust were to request that BCM render services to the Trust other than those required by the Advisory Agreement, BCM or an affiliate of BCM will be separately compensated for such additional services on terms to be agreed upon from time to time. The Trust has hired Carmel, Ltd., an affiliate of BCM, to provide property management for the Trust's properties, and the Trust has engaged Carmel Realty, also an affiliate of BCM, on a non-exclusive basis, to provide brokerage services for the Trust.

   BCM may only assign the Advisory Agreement with the prior consent of the Trust.

   The directors and principal officers of BCM are set forth below.

MICKEY N. PHILLIPS:                      Director

RYAN T. PHILLIPS:                        Director

RANDALL M. PAULSON:                   President

KARL L. BLAHA:                        Executive Vice President - Commercial
                                      Asset Management

BRUCE A. ENDENDYK:                    Executive Vice President

STEVEN K. JOHNSON:                    Executive Vice President - Residential
                                      Asset Management

THOMAS A. HOLLAND:                    Executive Vice President and Chief
                                      Financial Officer

COOPER B. STUART:                     Executive Vice President

CLIFFORD C. TOWNS, JR:                Executive Vice President - Finance

DAN S. ALLRED:                        Senior Vice President - Land Development

ROBERT A. WALDMAN:                    Senior Vice President, Secretary and
                                      General Counsel

DREW D. POTERA:                       Vice President, Treasurer and Securities
                                      Manager

            Mickey N. Phillips is Gene E. Phillips' brother, and Ryan T. Phillips is Gene E. Phillips' son. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, Mr. Phillips has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Trust.

            The Board of Trustees recommends that Shareholders approve the renewal of the Trust's current Advisory Agreement with BCM because the terms of such agreement are, in its view, as favorable to the Trust as those that would be obtained from unaffiliated third parties for the performance of similar services, while at the same time the Advisory Agreement gives BCM adequate incentive to improve the performance of the Trust's properties and mortgages.

                         SELECTION OF AUDITORS FOR 1998

            The Board of Trustees has selected BDO Seidman to serve as the auditors for the Trust for the 1998 fiscal year. The Trust's auditors for the 1997 fiscal year were BDO Seidman. A representative of BDO Seidman is expected to attend the annual meeting.

                                  OTHER MATTERS

            Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.


             INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED ON

            As described herein, the executive officers of the Trust also serve as executive officers of, and are employed by, BCM. Such executive officers could therefore be deemed to benefit financially from shareholder approval of the renewal of the Trust's Advisory Agreement with BCM pursuant to Proposal Two.


                              FINANCIAL STATEMENTS

            The audited financial statements of the Trust, in comparative form for the years ended December 31, 1997, 1996 and 1995, are contained in the 1997 Annual Report to Shareholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.


                             SOLICITATION OF PROXIES

     THIS PROXY STATEMENT IS FURNISHED TO SHAREHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE TRUSTEES OF THE TRUST. The cost of soliciting proxies will be borne by the Trust. Trustees and officers of the Trust may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Trust has retained Shareholder Communications Corporation ("SCC") to assist in the solicitation of proxies. An agreement with SCC provides that it will distribute materials relating to the solicitation of proxies, contact Shareholders to confirm receipt of materials and answer questions relating thereto. SCC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provisions of such services.


                     -------------------------------------


COPIES OF THE TRUST'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO CONTINENTAL MORTGAGE AND EQUITY TRUST, 10670 NORTH CENTRAL EXPRESSWAY, SUITE 300, DALLAS, TEXAS 75231,
ATTENTION: DIRECTOR OF INVESTOR RELATIONS.



                                       By Order of the Board of Trustees



                                       -----------------------------------------
                                       Randall M. Paulson, President

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT YOU VOTE FOR ALL SEVEN OF THE NOMINEES AND THAT YOU VOTE FOR THE APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT BY VOTING FOR PROPOSAL TWO ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF TRUSTEES URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                                                                      APPENDIX A

                               ADVISORY AGREEMENT

                                     BETWEEN

                      CONTINENTAL MORTGAGE AND EQUITY TRUST

                                       AND

                         BASIC CAPITAL MANAGEMENT, INC.

         THIS AGREEMENT dated as of October 15, 1998, between Continental Mortgage and Equity Trust, a California real estate investment trust (the "Trust"), and Basic Capital Management, Inc., a Nevada corporation (the "Advisor")

                              W I T N E S S E T H:

         WHEREAS:

         1. The Trust owns a complex, diversified portfolio of real estate, mortgages and other assets, including many non-performing or troubled assets.

         2. The Trust is an active real estate investment trust with funds available for investment primarily in the acquisition of income-producing real estate and to a lesser extent in short and medium term mortgages.

         3. The Advisor and its employees have extensive experience in the administration of real estate assets and the origination, structuring and evaluation of real estate and mortgage investments.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. DUTIES OF THE ADVISOR. Subject to the supervision of the Board of Trustees, the Advisor will be responsible for the day-to-day operations of the Trust and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Trust as may be appropriate, including:

               (a) preparing and submitting an annual budget and business plan for approval by the Board of the Trust (the "Business Plan");

               (b) using its best efforts to present to the Trust a continuing and suitable investment program consistent with the investment policies and objectives of the Trust as set forth in the Business Plan;

               (c) using its best efforts to present to the Trust investment opportunities consistent with the Business Plan and such investment program as the Trustees may adopt from time to time;

               (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Trust, including the investment of reserve funds and surplus cash in short-term money market investments;

               (e) serving as the Trust's investment and financial advisor and providing research, economic, and statistical data in connection with the Trust's investments and investment and financial policies;

               (f) on behalf of the Trust, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Trust's behalf any consultants or third party professionals, other than legal counsel, without prior Board approval;

               (g) consulting with the Trustees and furnishing the Trustees with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise), holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Trust;

               (h) obtaining for the Trustees such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Trust, paying the debts and fulfilling the obligations of the Trust, and handling, prosecuting, and settling any claims of the Trust, including foreclosing and otherwise enforcing mortgage and other liens securing investments;

               (i) obtaining for and at the expense of the Trust such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Trust, provided, however, the compensation for such services shall be agreed to by the Trust and the service provider;

               (j) advising the Trust in connection with public or private sales of shares or other securities of the Trust, or loans to the Trust, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

               (k) quarterly and at any other time requested by the Trustees, making reports to the Trustees regarding the Trust's performance to date in relation to the Trust's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

               (l) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Trust;

               (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with shareholders of the Trust; and

               (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

         2. NO PARTNERSHIP OR JOINT VENTURE. The Trust and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

         3. RECORDS. At all times, the Advisor shall keep proper books of account and records of the Trust's affairs which shall be accessible for inspection by the Trust at any time during ordinary business hours.

         4. ADDITIONAL OBLIGATIONS OF THE ADVISOR. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Trust as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code, (b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Trust or over its securities, (c) cause the Trust to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Declaration of Trust of the Trust.

         5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Trust, under such terms and conditions as the Trustees may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Trustees and to the auditors of the Trust.

         6. BOND. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the

Trustees from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Trust and any investment documents or records pertaining to investments of the Trust. Such bond shall inure to the benefit of the Trust in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Trust.

         7. INFORMATION FURNISHED ADVISOR. The Trustees shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Trust shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Trust's affairs as the Advisor may from time to time reasonably request.

         8. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Trustees, and shall, at the request of the Trustees or the officers of the Trust, furnish advice and recommendations with respect to any aspect of the business and affairs of the Trust, including any factors that in the Advisor's best judgment should influence the policies of the Trust.

         9. ANNUAL BUSINESS PLAN AND BUDGET. No later than January 15th of each year, the Advisor shall submit to the Trustees a written Business Plan for the current Fiscal Year of the Trust. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Trust. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Trust. Upon approval by the Board of Trustees, the Advisor shall be authorized to conduct the business of the Trust in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Trustees unless made pursuant to authority expressly delegated to the Advisor. Within sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Trustees with a report comparing the Trust's actual performance for such quarter against the Business Plan.

         10. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

               (a) "Affiliate" shall mean, as to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding non-interested trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

               (b) "Appraised Value" shall mean the value of a Real Property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers and is duly licensed to perform such services in accordance with the applicable state law, or, when pertaining to Mortgage Loans, the value of the underlying property as determined by the Advisor.

               (c) "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Trust, before provision for amortization, depreciation, depletion or valuation reserves and before deducting any indebtedness or other liability in respect thereof, except that no asset shall be valued at more than its fair market value as determined by the Trustees.

               (d) "Book Value of Invested Assets" shall mean the Book Value of the Trust's total assets (without deduction of any liabilities), but excluding
(i) goodwill and other intangible assets, (ii) cash, and (iii) cash equivalent investments with terms which mature in one year or less.

               (e) "Business Plan" shall mean the Trust's investment policies and objectives and the capital and operating budget based thereon, approved by the Board as thereafter modified or amended.

               (f) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

               (g) "Gross Asset Value" shall mean the total assets of the Trust after deduction of allowance for amortization, depreciation or depletion and valuation reserves.

               (h) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

               (i) "Net Asset Value" shall mean the Book Value of all the assets of the Trust minus all the liabilities of the Trust.

               (j) "Net Income" for any period shall mean the Net Income of the Trust for such period computed in accordance with generally accepted accounting principles after deduction of the Gross Asset Fee, but before deduction of the Net Income Fee, as set forth in Sections 11 (a) and 11(b), respectively, herein, and inclusive of gain or loss of the sale of assets.

               (k) "Net Operating Income" shall mean rental income less property operating expenses.

               (l) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

               (m) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

         All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Trust may also prepare statements on a different basis. All other terms shall have the same meaning as set forth in the Trust's Declaration of Trust and Trustees' Regulations.

         11.   ADVISORY COMPENSATION.

               (a) Gross Asset Fee. On or before the twenty-eighth day of each month during the term hereof, the Trust shall pay to the Advisor, as compensation for the basic management and advisory services rendered to the Trust hereunder, a fee at the rate of .0625% per month of the average of the Gross Asset Value of the Trust at the beginning and at the end of the next preceding calendar month. Without negating the provisions of Sections 18,

19, 22 and 23 hereof, the annual rate of the Gross Asset Fee shall be .75% per annum.

         (b) Net Income Fee. As an incentive for successful investment and management of the Trust's assets, the Advisor will be entitled to receive a fee equal to 7.5% per annum of the Trust's Net Income for each Fiscal Year or portion thereof for which the Advisor provides services. To the extent the Trust has Net Income in a quarter, the 7.5% Net Income Fee is to be paid quarterly on or after the third business day following the filing of the report on Form 10-Q with the Securities and Exchange Commission, except for the payment for the fourth quarter, ended December 31, which is to be paid on or after the third business day following the filing of the report on Form 10-K with the Securities and Exchange Commission. The 7.5% Net Income Fee is to be cumulative within any Fiscal Year, such that if the Trust has a loss in any quarter during the Fiscal Year, each subsequent quarter's payment during such Fiscal Year shall be adjusted to maintain the 7.5% per annum rate, with final settlement being made with the fourth quarter payment and in accordance with audited results for the Fiscal Year. The 7.5% Net Income Fee is not cumulative from year to year.

         (c) Acquisition Commission. For supervising the acquisition, purchase or long term lease of Real Property for the

Trust, the Advisor is to receive an Acquisition Commission equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers; or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property. The aggregate of each purchase price of each property (including the Acquisition Commissions and all real estate brokerage fees) may not exceed such property's Appraised Value at acquisition.

         (d) Incentive Sales Compensation. To encourage periodic sales of appreciated Real Property at optimum value and to reward the Advisor for improved performance of the Trust's Real Property, the Trust shall pay the Advisor, on or before the 45th day after the close of each Fiscal Year, an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all Real Property sold by the Trust during such Fiscal Year exceeds the sum of: (i) the cost of each such Real Property as originally recorded in the Trust's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Trust and (iii) all closing costs (including real estate commissions) incurred in the sale of such Real Property; provided, however, no incentive fee shall be paid unless (a) such Real Property sold in such Fiscal Year, in the aggregate, has produced an 8% simple annual return on the Trust's net investment including capital improvements, calculated over the Trust's holding period, before depreciation and inclusive of operating income and sales consideration and (b) the aggregate Net Operating Income from all Real Property owned by the Trust for all of the prior Fiscal Year and the current Fiscal Year shall be at least 5% higher in the current Fiscal Year than in the prior Fiscal Year.

         (e) Mortgage or Loan Acquisition Fees. For the acquisition or purchase from an unaffiliated party of any existing mortgage or loan by the Trust, the Advisor or an Affiliate is to receive a Mortgage or Loan Acquisition Fee equal to the lesser of (a) 1% of the amount of the mortgage or loan purchased by the Trust or (b) a brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Trust of any mortgage loan.

         (f) Mortgage Brokerage and Equity Refinancing Fees. For obtaining loans to the Trust or refinancing on Trust properties, the Advisor or an Affiliate is to receive a Mortgage Brokerage and Equity Refinancing Fee equal to the lesser of (a) 1% of the amount of the loan or the amount refinanced or (b) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however that no such fee shall be paid on loans from the Advisor or an Affiliate without the approval of the Board of Trustees. No fee shall be paid on loan extensions.

         12. LIMITATION ON THIRD PARTY MORTGAGE PLACEMENT FEES. The Advisor or any of its Affiliates shall pay to the Trust, one-half of any compensation received by the Advisor or any such Affiliate from third parties with respect to the origination, placement or brokerage of any loan made by the Trust, provided, however, the compensation retained by the Advisor or Affiliate shall not exceed the lesser of (a) 2% of the amount of the loan committed by the Trust or (b) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

         13. STATEMENTS. The Advisor shall furnish to the Trust not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under the Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Trust's financial statements; any payment by the Trust or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Trust.

         14. COMPENSATION FOR ADDITIONAL SERVICES. If and to the extent that the Trust shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Trust other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Trust from time to time. In particular, but without limitation, if the Trust shall request that the Advisor perform property management, leasing, loan disbursement or similar functions, the Trust and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

         15. EXPENSES OF THE ADVISOR. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

               (a) employment expenses of the personnel employed by the Advisor (including Trustees, officers, and employees of the Trust who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses except for those personnel expenses described in Sections 16(e) and (p);

               (b) advertising and promotional expenses incurred in seeking investments for the Trust;

               (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Trust, except as any of such expenses relates to an office maintained by the Trust separate from the office of the Advisor; and

               (d) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

         16. EXPENSES OF THE TRUST. The Trust shall pay all of its expenses not assumed by the Advisor and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Trust shall be paid by the Trust and shall not be paid by the Advisor:

               (a) the cost of money borrowed by the Trust;

               (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Trust;

               (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Trust's securities;

               (d) fees, salaries, and expenses paid to officers, and employees of the Trust who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

               (e) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition, and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) and including all compensation, traveling expenses, and other direct costs associated with the Advisor's employees or other personnel engaged in (i) real estate transaction legal services, (ii) internal auditing, (iii) foreclosure and other mortgage finance services, (iv) sale or solicitation for sale of mortgages, (v) engineering and appraisal services, and (vi) transfer agent services;

               (f) expenses of maintaining and managing real estate equity interests;

               (g) insurance, as required by the Trustees (including Trustees' liability insurance);

               (h) the expenses of organizing, revising, amending, converting, modifying, or terminating the Trust;

               (i) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Trustees to holders of securities of the Trust;

               (j) all expenses connected with communications to holders of securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Trust's securities;

               (k) the cost of any accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Trust and for preparing and filing Federal, State and Local tax returns;

               (l) transfer agent's, registrar's, and indenture trustee's fees and charges;

               (m) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in clauses (c) and (e) of this Section 16;

               (n) expenses incurred by the Advisor, arising from the sales of Trust properties, including those expenses related to carrying out foreclosure proceedings;

               (o) commercially reasonable fees paid to the Advisor for efforts to liquidate mortgages before maturity, such as the solicitation of offers and negotiation of terms of sale;

               (p) costs and expenses connected with computer services, including but not limited to employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

               (q) costs and expenses associated with risk management (i.e. insurance relating to the Trust's assets);

               (r) loan refinancing compensation; and

               (s) expenses associated with special services requested by the Trustees pursuant to Section 14 hereof.

         17. OTHER ACTIVITIES OF ADVISOR. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Trust, and the Advisor and its officers, directors, or employees and any of its Affiliates shall be free from any obligation to present to the Trust any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Trust's Business Plan. However, to minimize any possible conflict, the Advisor shall consider the respective investment objectives of, and the appropriateness of a particular investment to each such entity in determining to which entity a particular investment opportunity should be presented. If appropriate to more than one entity, the Advisor shall present the investment opportunity to the entity that has had sufficient uninvested funds for the longest period of time.

         18. LIMITATION ON OPERATING EXPENSES. To the extent that the Operating Expenses of the Trust for any Fiscal Year exceeds the limitation set forth in the Trust's Declaration of Trust as amended from time to time, or any similar limitation (if contained) in a successor Declaration of Trust or Certificate of Incorporation, the Advisor shall refund to the Trust such portion of its fees payable hereunder as may be required by such Section.

         19. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force until the next Annual Meeting of Shareholders of the Trust, and, thereafter, it may be renewed from year to year, subject to any required approval of the Shareholders of the Trust and, if any Trustee is an Affiliate of the Advisor, the approval of a majority of the Trustees who are not so affiliated. Notice of renewal shall be given in writing by the Trustees to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon 60 days' written notice by the Trust to the Advisor or 120 days' written notice by the Advisor to the Trust, in the former case by the vote of a majority of the Trustees who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Trust. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control, or management of the Advisor, the Trust may terminate this Agreement without penalty and without advance notice to the Advisor.

         20. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

         21. ASSIGNMENT. This Agreement shall not be assigned by the Advisor without the prior consent of the Trust. The Trust may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Trust. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Trust without the consent of the Advisor, except in the case of assignment by the Trust to a corporation, association, trust, or other organization that is a successor to the Trust. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Trust is bound hereunder.

         22. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Trustees, this Agreement shall be and become terminated immediately upon written notice of termination from the Trustees to the Advisor if any of the following events shall occur:

               (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

               (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

               (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

         The Advisor agrees that if any of the events specified in subsections
(b) and (c) of this Section 22 shall occur, it will give written notice thereof to the Trustees within seven days after the occurrence of such event.

         23. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

               (a) pay over to the Trust all monies collected and held for the account of the Trust pursuant to this Agreement;

               (b) deliver to the Trustees a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Trustees; and

               (c) deliver to the Trustees all property and documents of the Trust then in the custody of the Advisor.

         24. MISCELLANEOUS. The Advisor shall be deemed to be in a fiduciary relationship to the shareholders of the Trust. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Trustees in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Trust, the Trustees, the holders of securities of the Trust or to any successor or assign of the Trust for any losses arising from the operation of the Trust if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         25. NOTICES. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto: The Trustees and/or the Trust:

    Continental Mortgage and Equity Trust
    10670 North Central Expressway
    Suite 600
    Dallas, Texas 75231
    Attention: President

The Advisor:

    Basic Capital Management, Inc.
    10670 North Central Expressway
    Suite 600
    Dallas, Texas 75231
    Attention: Executive Vice President and
               Chief Financial Officer

         Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

         26. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

         27. GOVERNING LAW. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas.

         28. EXECUTION. This instrument is executed and made on behalf of the Trust by an officer of the Trust, not individually but solely as an officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees, or agents of the Trust personally, but bind only the Trust property.

         IN WITNESS WHEREOF, CONTINENTAL MORTGAGE AND EQUITY TRUST and BASIC CAPITAL MANAGEMENT, INC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                                  CONTINENTAL MORTGAGE AND EQUITY TRUST



                                  By: /s/ Randall M. Paulson
                                      ------------------------------------------
                                      Randall M. Paulson
                                      President



                                  BASIC CAPITAL MANAGEMENT, INC.



                                  By: /s/ Thomas A. Holland
                                      ------------------------------------------
                                      Thomas A. Holland
                                      Executive Vice President
                                      and Chief Financial Officer

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 12, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
                      CONTINENTAL MORTGAGE AND EQUITY TRUST

     The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Shareholders of CONTINENTAL MORTGAGE AND EQUITY TRUST, to be held on Tuesday, January 12, 1999, at 10:00 a.m., or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.  ELECTION OF TRUSTEES:
                                 Ted P. Stokely
                               Richard W. Douglas
                                 Larry E. Harley
                               R. Douglas Leonhard
                                   Murray Shaw
                                 Martin L. White
                                 Edward G. Zampa

    FOR all nominees                      WITHHOLD AUTHORITY TO
    (except as marked to the              vote for all nominees
    contrary below)                       listed below
                     [   ]                       [  ]

            Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below. When a proxy card is properly executed and returned, the Shares represented thereby will be voted in favor of the election for each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Trustees. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Trustees takes action to reduce the number of Trustees, for such other persons(s) as he or she may select in place of such nominees.

                   -------------------------------------------------------------

2. APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT BETWEEN THE TRUST AND BASIC CAPITAL MANAGEMENT, INC.:

         FOR   [   ]     AGAINST   [   ]    ABSTAIN   [   ]


3.  OTHER BUSINESS:

       I AUTHORIZE the aforementioned
       proxies in their discretion

         FOR   [   ]     AGAINST   [   ]    ABSTAIN   [   ]

    to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.


THE BOARD OF TRUSTEES OF CONTINENTAL MORTGAGE AND EQUITY TRUST
RECOMMENDS A VOTE FOR ALL SEVEN NOMINEES AND FOR THE RENEWAL OF THE ADVISORY AGREEMENT.

YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF TRUSTEES BY MARKING THE BOXES FOR ELECTION OF TRUSTEES AND FOR THE RENEWAL OF THE ADVISORY AGREEMENT. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE RENEWAL OF THE ADVISORY AGREEMENT. THIS PROXY REVOKES ALL PREVIOUS PROXIES.

            (continued and to be signed and dated on the other side)

                PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY

                              [reverse]

                                         (continued from other side)

                                         Dated:               , 1999
                                               ---------------
                                         x
                                          --------------------------------------
                                         Signature

                                         x
                                          --------------------------------------
                                         Signature (if held jointly)

                                         x
                                          --------------------------------------
                                         Title

                                         Please sign exactly as name appears
                                         herein. When shares are held by joint
                                         tenants, both should sign. When signing
                                         as attorney, executor, administrator,
                                         trustee or guardian, please give full
                                         title as such. When signing for
                                         corporation, please sign full corporate
                                         name by an authorized officer. When
                                         signing for a partnership, please sign
                                         partnership name by an authorized
                                         person. If shares are held in more than
                                         one capacity, this proxy shall be
                                         deemed valid for all shares held in all
                                         capacities.